                                                                    Exhibit 4(b)

                                                                [EXECUTION COPY]



                     AMENDMENT NO. 2 TO CREDIT AGREEMENT




   AMENDMENT dated as of October 31, 1994 among THE LINCOLN ELECTRIC COMPANY (the "Company"), the BANKS listed on the signature pages hereof (the "Banks") and SOCIETY NATIONAL BANK, as Agent (the "Agent").


                            W I T N E S S E T H :


   WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of March 18, 1993 (as amended from time to time, the "Agreement"); and

   WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

   NOW, THEREFORE, the parties hereto agree as follows:

   SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

   SECTION 2.  NEW DEFINITIONS.  Section 1.01 is amended by:

   (a) amending the definition of "Debt" contained therein by:

  (x) renumbering the existing clauses (vi) and (vii) thereof as clauses (vii) and (viii), respectively,

  (y) adding the following new clause (vi) immediately following clause (v) thereof:

  "(vi) any Receivables Financing entered into by such Person as transferor,",

and (z) adding the following sentence at the end thereof:

  "The aggregate amount of Debt described in clause (vi) of this definition at any time shall be the aggregate Receivables Financing Amount with respect to such Debt at such time."

   (b) amending the definitions of "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Interest Expense" and "Termination Date" contained therein to read in their entirety as follows:

   "Consolidated Current Assets" means at any date (i) the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date PLUS (ii) to the extent not reflected in clause (i), the aggregate outstanding amount of Receivables (if any) of the Company and its Consolidated Subsidiaries transferred on or prior to such date in connection with one or more Receivables Financings which constitute Debt solely by virtue of clause
(vi) of the definition of Debt.

   "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities (including the current portion of long-term debt and the aggregate Receivables Financing Amount with respect to all Receivables Financings completed by the Company on or prior to such date which constitute Debt solely by virtue of clause (vi) of the definition of Debt) of the Company and its Consolidated Subsidiaries (other than the Loans) PLUS (ii) the current liabilities of any Person (other than the Company or a Consolidated Subsidiary) which are Guaranteed by the Company or a Consolidated Subsidiary, all determined as of such date.

   "Consolidated Interest Expense" means, for any period, the sum of (i) the interest expense of the Company and its Consolidated Subsidiaries and (ii) with respect of any Receivables Financing which constitutes Debt solely by virtue of clause (vi) of the definition of Debt, interest-equivalent financing charges, in each case determined on a consolidated basis for such period.

   "Termination Date" means October 1, 1997 or such later date to which the Commitments shall have been extended pursuant to Section 2.19 or, if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such succeeding Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

   (c) adding the following new definitions in alphabetical order:

   "Applicable Funded Debt to Capital Ratio" means, on any day, the Funded Debt to Capital Ratio as at the last day of the fiscal quarter of the Company most recently ended prior to such day for which the Company has delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be.

   "Applicable Interest Coverage Ratio" means, on any day, the ratio of EBIT to Consolidated Interest Expense for the period of four fiscal quarters of the Company most recently ended prior to such day for which the Company has delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be.

   "Funded Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

   "Funded Debt to Capital Ratio" means, at any date, the ratio of (i) Funded Debt at such date to (ii) the sum of (A) Funded Debt at such date PLUS (B) the stockholders' equity of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis.

   "Receivables" means all accounts, contract rights, chattel paper, instruments, general intangibles and other rights to payment arising out of a sale or lease of goods or the rendering of services by the Company or any of its Subsidiaries.

   "Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Subsidiaries of Receivables (or interest therein) and associated assets to any Person other than the Company or any of its Subsidiaries (other than any such transfer in bulk as part of a sale of a line or division of business).

   "Receivables Financing Amount" means, at any time, (i) with respect to any Receivables Financing that constitutes Debt (other than solely pursuant to clause (vi) of the definition of Debt), the outstanding principal amount thereof at such time and (ii) with respect to any Receivables Financing that constitutes Debt solely pursuant to clause (vi) of the definition of Debt, the amount of the proceeds received by the transferor to the extent the transferee is entitled at such time to the recovery of such amount out of the proceeds of the assets transferred.

   "Target Date" means the first day after any period of three consecutive fiscal quarters of the Company in which, for each day during such period, the Applicable Interest Coverage Ratio on such day has been at least equal to 4.5.

   (d) deleting the definitions of "Applicable Leverage Ratio", "Consolidated Debt", "Level I Status", "Level II Status", "Level III Status" and "Level IV Status" contained therein.

   SECTION 3. DECREASE IN INTEREST RATES. (a) Section 2.06(a) is amended to read as follows:

  Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

   (b) The definition of "CD Margin" in Section 2.06(b) is amended to read in its entirety as follows:

   "CD Margin" means for any day the percentage set forth below based on the Applicable Funded Debt to Capital Ratio and the Applicable Interest Coverage Ratio, in each case as determined on such day:



|#==============================+===================================================================#|
||  Applicable                  |     Applicable Interest Coverage Ratio                            ||
||  Funded Debt to              |                                                                   ||
||  Capital Ratio               |                                                                   ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||                              |       * 6.5    |  * 4.5 and      |  * 3.5 and       |   < 3.5     ||
||                              |                |     < 6.5       |      < 4.5       |             ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .35                       |       .50%     |         .625%   |           .75%   |       .875% ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .40 and > .35             |       .625%    |         .75%    |          .875%   |        1%   ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .45 and > .40             |       .75%     |         .875%   |           1.0%   |      1.125% ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  > .45                       |       .875%    |           1%    |          1.125%  |       1.25% ||
|#==============================+================+=================+==================+=============#|

* Greater than or equal to
# Less than or equal to

;PROVIDED that (A) the CD Margin for any day on or prior to December 31, 1994 shall be 1.125%, (B) if the Company shall fail to timely deliver the information required to be delivered by it pursuant to Section 5.01(a) or
Section 5.01(b), as the case may be (and such failure shall not have been waived by the Required Banks in accordance with Section 11.05), the CD Margin for each day from and including the day on which such information is required to be delivered to but excluding the day on which such information is delivered shall be 1.25% and (C) the effective date of any increase or decrease in the CD Margin after December 31, 1994 (other than any increase pursuant to clause (B) of this proviso) shall be the fifth Domestic Business Day after the Company shall have delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be, on the basis of which statements any such increase or decrease is calculated.

   (c) The definition of "Euro-Dollar Margin" in Section 2.06(c) is amended to read in its entirety as follows:

   "Euro-Dollar Margin" means for any day the percentage set forth below based on the Applicable Funded Debt to Capital Ratio and the Applicable Interest Coverage Ratio, in each case as determined on such day:

|#==============================+===================================================================#|
||  Applicable                  |     Applicable Interest Coverage Ratio                            ||
||  Funded Debt to              |                                                                   ||
||  Capital Ratio               |                                                                   ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||                              |       * 6.5    |  * 4.5 and      |  * 3.5 and       |   < 3.5     ||
||                              |                |     < 6.5       |      < 4.5       |             ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .35                       |       .375%    |        .50%     |          .625%   |       .75%  ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .40 and > .35             |       .50%     |        .625%    |           .75%   |      .875%  ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  # .45 and > .40             |      .625%     |        .75%     |          .875%   |       1%    ||
|+------------------------------+----------------+-----------------+------------------+-------------+|
||  > .45                       |       .75%     |        .875%    |            1%    |     1.125%  ||
|#==============================+================+=================+==================+=============#|

* Greater-than or equal to
# Less than or equal to

;PROVIDED that (A) the "Euro-Dollar Margin" for any day on or prior to December 31, 1994 shall be 1%, (B) if the Company shall fail to timely deliver the information required to be delivered by it pursuant to Section 5.01(a) or
Section 5.01(b), as the case may be (and such failure shall not have been waived by the Required Banks in accordance with Section 11.05), the Euro-Dollar Margin for each day from and including the day on which such information is required to be delivered to but excluding the day on which such information is delivered shall be 1.125% and (C) the effective date of any increase or decrease in the Euro-Dollar Margin after December 31, 1994 (other than any increase pursuant to clause (B) of this proviso) shall be the fifth Domestic Business Day after the Company shall have delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be, on the basis of which statements any such increase or decrease is calculated.

   SECTION 4. DECREASE IN COMMITMENT FEE RATE. The definition of "Commitment Fee Rate" in Section 2.07(a) is amended to read in its entirety as follows:

   "Commitment Fee Rate" means for any day the percentage set forth below based on the Applicable Interest Coverage Ratio on such day:

|#===================================================================#|
||     Applicable Interest Coverage Ratio                            ||
|+----------------+-----------------+------------------+-------------+|
||       * 6.5    |  * 4.5 and      |  * 3.5 and       |   < 3.5     ||
||                |     < 6.5       |      < 4.5       |             ||
|+----------------+-----------------+------------------+-------------+|
||      .125%     |         .20%    |         .25%     |     .375%   ||
|#================+=================+==================+=============#|

* Greater-than or equal to

;PROVIDED that the "Commitment Fee Rate" for any day on or prior to December 31, 1994 shall be .25%.

   SECTION 5. ADDITION OF RENEWAL PROVISION. A new Section 2.19 is added to read in its entirety as follows:

   "SECTION 2.19. EXTENSION OF TERMINATION DATE. The Termination Date may be extended, in the manner set forth in this Section, on October 1, 1995 and on each anniversary of such date (an "Extension Date") for a period of one year after the then current Termination Date. If the Company wishes to request an extension of the Termination Date on any Extension Date, it shall give written notice to that effect to the Agent not less than 45 nor more than 120 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such
request, whether affirmatively or negatively, within 30 days.   If all Banks
respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit K duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, to the date stated in such Extension Agreement."

   SECTION 6. DECREASE IN CONSOLIDATED CURRENT RATIO. Section 5.07 is amended to read in its entirety as follows:

   "SECTION 5.07. CONSOLIDATED CURRENT RATIO. The Consolidated Current Ratio will at all times be greater than 1.35 to 1."

   SECTION 7. SUBSTITUTION OF DEBT RATIO. Section 5.10 is amended to read in its entirety as follows:

   "SECTION 5.10. FUNDED DEBT TO CAPITAL RATIO. The Funded Debt to Capital Ratio will at no time during any period set forth below exceed the ratio set forth below opposite such period:

      Period                           Ratio
      ------                           -----

October 31, 1994 - June 30, 1995     .60 to 1
July 1, 1995 - December 31, 1995     .55 to 1
January 1, 1996 and thereafter       .50 to 1".

   SECTION 8. INCREASE IN PERMITTED CAPITAL EXPENDITURES. Section 5.11 is amended to read in its entirety as follows:

   "SECTION 5.11. ADJUSTED CONSOLIDATED CAPITAL EXPENDITURES. Adjusted Consolidated Capital Expenditures for any fiscal year of the Company ended prior to the Target Date and all preceding fiscal years of the Company beginning after December 31, 1992 will not exceed the amount set forth below opposite such year:

   Fiscal Year                          Amount
   -----------                          ------
     1993                               $30,000,000
     1994                               $60,000,000
     1995                               $95,000,000
     1996                               $130,000,000
     1997 and thereafter                $165,000,000".

   SECTION 9. LIMITATIONS ON RESTRICTED PAYMENTS. Section 5.12 is amended by inserting the following phrase at the beginning thereof: "Prior to the Target Date,".

   SECTION 10.  LIENS ON RECEIVABLES.  Section 5.14 is amended by:

   (a) deleting the conjunction "and" at the end of clause (g) thereof,

   (b) amending clause (h) thereof to read in its entirety as follows:

     "(i) Liens (other than Liens on Receivables) not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Tangible Net Worth.", and

   (c) adding a new clause (h) immediately after clause (g) thereof, to read in its entirety as follows:

     "(h) Liens on Receivables of the Company and its Subsidiaries in connection with Receivable Financings with respect to such Receivables; PROVIDED that the aggregate outstanding Receivables Financing Amount will at no time exceed $50,000,000; and".

   SECTION 11. SALE OF RECEIVABLES. Section 5.15(c) is amended by adding the following clause at the end thereof: "except (i) in connection with a Receivables Financing and (ii) if, immediately after giving effect to any such Financing, the aggregate outstanding Receivables Financing Amount does not exceed $50,000,000.".

   SECTION 12.  DELETION OF WAIVER OF SUBROGATION RIGHTS BY THE COMPANY.
Section 10.05 is amended to read in its entirety as follows:

   "SECTION 10.05. SUBROGATION. Upon making any payment hereunder, the Company shall be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by all Borrowers under this Agreement have been paid in full."

   SECTION 13. ADDITION OF EXTENSION AGREEMENT EXHIBIT. Exhibit K to this Amendment is added as Exhibit K to the Agreement.

   SECTION 14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

   SECTION 15. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received (i) duly executed counterparts hereof signed by the Company and all the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) evidence reasonably satisfactory to the Agent that the Company and the Prudential Insurance Company of America shall have entered into an amendment to the Note Agreement dated as of November 20, 1991 with respect to the $75,000,000 8.98% Senior Notes due 2003 of the Company in form and substance reasonably satisfactory to the Agent.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         THE LINCOLN ELECTRIC COMPANY


                         By /s/ Donald F. Hastings
                            -------------------------
                           Title:  Donald F. Hastings
                                   Chairman and Chief Executive Officer

                         By /s/ H. Jay Elliot
                            -------------------------
                           Title:  H. Jay Elliot
                                   Chief Financial Officer, Treasurer
                                   and Acting Secretary


                         SOCIETY NATIONAL BANK


                         By /s/ W. J. Kysela
                            -------------------------
                           Title:  Vice President



                         ABN AMRO BANK N.V.


                         By /s/ R. D. Hasbrook
                            -------------------------
                           Title:  Group V.P.


                         By /s/ Kathrine C. Toth
                            -------------------------
                           Title:  V.P.



                         CIBC INC.


                         By /s/ John J. Mack
                            -------------------------
                           Title:  Vice President

                         COMMERZBANK AKTIENGESELLSCHAFT


                         By /s/ Mark D. Monson
                            -----------------------------
                           Title:      Mark D. Monson
                                   Assistant Vice President


                         By /s/ Dr. Helmut R. Tollner
                            -----------------------------
                           Title:   Dr. Helmut R. Tollner
                                   Executive Vice President


                         CREDIT LYONNAIS CAYMAN ISLAND
                         BRANCH


                         By /s/ Mary Ann Klemm
                            -----------------------------
                           Title:  Authorized Signature



                         CREDIT LYONNAIS CHICAGO BRANCH


                         By /s/ Mary Ann Klemm
                            -----------------------------
                           Title:  Vice President



                         DRESDNER BANK AG, NEW YORK AND
                           GRAND CAYMAN BRANCHES


                         By /s/ Deborah Slusarczyk
                            -----------------------------
                           Title:  VP


                         By /s/ Robert Grella
                            -----------------------------
                           Title:  V.P.



                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By /s/ Timothy S. Broadbent
                            -----------------------------
                           Title:  /s/ Timothy S. Broadbent
                                        Vice President

                         NBD BANK, N.A.


                         By /s/ Winifred S. Pinet
                            --------------------------
                           Title:  Vice President



                         NATIONAL CITY BANK


                         By /s/ W. J. Barlow Mick Williams
                            ------------------------------
                           Title:  Vice President



                         PNC BANK, NATIONAL ASSOCIATION


                         By /s/ Joseph G. Moran
                            --------------------------
                           Title:  Vice President

                                                                   EXHIBIT K


                             EXTENSION AGREEMENT
                             -------------------

The Lincoln Electric Company
22801 St. Clair Avenue
Cleveland, Ohio  44117-1199

Society National Bank, as Agent
  under the Credit Agreement
  referred to below


Gentlemen:

   The undersigned hereby agree to extend, effective [Extension Date], the Termination Date under the Credit Agreement dated as of March 18, 1993 among The Lincoln Electric Company, the Banks listed therein and Society National Bank, as Agent (the "Credit Agreement") for one year to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein as therein defined.

   This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

                                          [NAME OF BANK]


                                          By_________________________
                                            Title:

Agreed and accepted:

THE LINCOLN ELECTRIC COMPANY


By__________________________
  Title:


SOCIETY NATIONAL BANK, as Agent


By_____________________________
  Title: